UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 29, 2014 (December 28, 2014)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On December 28, 2014, Caesars Entertainment Corporation (“CEC”), Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“CEOC”), and holders (the “Consenting Creditors”) of over 39% of claims in respect of CEOC’s 11.25% senior secured notes due 2017, CEOC’s 8.5% senior secured notes due 2020 and CEOC’s 9% senior secured notes due 2020 (the claims with respect thereto, the “First Lien Bond Claims”) agreed on terms (the “Additional Term Sheets”) for the operating leases, the Management and Lease Support Agreement, the debt facilities and the backstop agreement in connection with the restructuring of CEOC’s indebtedness (the “Restructuring”) contemplated by the Restructuring Support and Forbearance Agreement, dated as of December 19, 2014 (the “RSA”), among CEC, CEOC and the Consenting Creditors (collectively, the “Parties”), the entry of which was previously announced by CEC and CEOC on December 19, 2014.

The following is a summary of the material terms of the operating leases, Management and Lease Support Agreement and debt facilities set forth in the Additional Term Sheets:

Operating Leases

As previously reported, CEOC will be restructured as a separate operating company (“OpCo”) and property company (“PropCo”), with a real estate investment trust (the “REIT”) directly or indirectly owning and controlling PropCo. Under the proposed restructuring, there will be two separate leases: one (the “CPLV Lease”) for the Caesars Palace Las Vegas facility (the “CPLV Facility”) and a second (the “Non-CPLV Lease” and, together with the CPLV Lease, the “Leases”) for certain other properties currently owned by CEOC other than the CPLV Facility (the “Non-CPLV Facilities” and, together with the CPLV Facility, the “Facilities”).

Term

Each of the CPLV Lease and the Non-CPLV Lease will have an initial 15 year term, subject to four five-year renewal terms at the option of the respective tenant.

Rent

CPLV Lease

The base rent for the first five years of the lease term will be $160.0 million per year, subject to an annual escalator (the “Escalator”) equal to the higher of 2% and the Consumer Price Index increase with respect to such year. From and after the commencement of the 6th year of the lease term, rent will be (i) base rent equal to 80% of the rent for the 5th year of the lease term, subject to the annual Escalator, plus (ii) variable percentage rent equal to 20% of the rent for the 5th year of the lease term, with such variable percentage rent increased or decreased, as applicable, by 13.0% of the difference in net revenue of the CPLV Facility from the year prior to the first year of the lease term to the 5th year of the lease term (such resulting amount being referred to herein as “CPLV Initial Percentage Rent”). From and after the commencement of the 11th year of the lease term, variable percentage rent will be equal to a fixed annual amount equal to the CPLV Initial Percentage Rent, with such variable percentage rent increased or decreased, as applicable, by 13.0% of the difference in net revenue of the CPLV Facility from the 5th year of the lease term to the 10th year of the lease term.

At the commencement of each renewal term, rent will be based on (i) base rent for the first year of such renewal term adjusted to fair market value rent (provided that (A) in no event will the base rent be decreased and (B) such adjustment may not cause the base rent to be increased by more than 10% of the prior year’s base rent), subject thereafter to the annual Escalator, and (ii) the variable percentage rent for such renewal term equal to the variable percentage rent in effect for the year of the lease term immediately preceding the first year of such renewal term, with such variable percentage rent increased or decreased, as applicable, by 13.0% of the difference in net revenue of the CPLV Facility from year 10 to year 15 of the lease term (in the event of the first renewal period) or from the year prior to the first year of the immediately preceding renewal term to the last year of the immediately preceding renewal term (in the event of subsequent renewal periods). The CPLV Lease will contain a customary mechanism by which the fair market value adjustment to base rent (for the fair market rent valuation as of the date of commencement of each applicable renewal term) will be determined at least 12 months prior to the commencement of the applicable renewal term.

Non-CPLV Lease

The base rent for the first three years of the lease term will be $475.0 million per year of the lease term.

For the 4th year of the lease term through the 10th year of the lease term, rent will be (i) base rent equal to $332.5 million subject to the annual Escalator commencing in the 7th year of the lease term, plus (ii) variable percentage rent equal to the Non-CPLV Initial Percentage Rent (as hereinafter defined), as adjusted at the commencement of the 6th year of the lease term as described below.

For the 4th and 5th years of the lease term, variable percentage rent, in each such year of the lease term, shall be equal to a fixed annual amount equal to $142.5 million, with such variable percentage rent increased or decreased, as applicable, by 19.5% of the difference in net revenue of the Non-CPLV Facilities from the year prior to the first year of the lease term to the 3rd year of the lease term (such resulting amount being referred to herein as “Non-CPLV Initial Percentage Rent”).

For the 6th year of the lease term through the 10th year of the lease term, variable percentage rent, in each such year of the lease term, will be equal to a fixed annual amount equal to the Non-CPLV Initial Percentage Rent, with such variable percentage rent increased or decreased, as applicable, by 19.5% of the difference in net revenue of the Non-CPLV Facilities from the 3rd year of the lease term to the 5th year of the lease term.

From and after the commencement of the 11th year of the lease term, rent will be (i) base rent equal to 80% of the rent for the 10th year of the lease term, subject to the annual Escalator, plus (ii) variable percentage rent equal to a fixed annual amount equal to 20% of the rent for the 10th year of the lease term, with such variable percentage rent increased or decreased, as applicable, by 13.0% of the difference in net revenue of the Non-CPLV Facilities from the 5th year of the lease term to the 10th year of the lease term.

At the commencement of each renewal term, rent will be based on (i) base rent for the first year of such renewal term adjusted to fair market value rent (provided that (A) in no event will the base rent be decreased and (B) such adjustment may not cause the base rent to be increased by more than 10% of the prior year’s base rent), subject thereafter to the annual Escalator, and (ii) the variable percentage rent for such renewal term equal to the variable percentage rent in effect for the year of the lease term immediately preceding the first year of such renewal term, with such variable percentage rent increased or decreased, as applicable, by 13.0% of the difference in net revenue of the Non-CPLV Facilities from year 10 to year 15 of the lease term (in the event of the first renewal period) or from the year prior to the first year of the immediately preceding renewal term to the last year of the immediately preceding renewal term (in the event of subsequent renewal periods). The Non-CPLV Lease will contain a customary mechanism by which the fair market value adjustment to base rent (for the fair market rent valuation as of the date of commencement of each applicable renewal term) will be determined at least 12 months prior to the commencement of the applicable renewal term.

Triple Net Lease, Capital Expenditures, Material Alterations

Each of the CPLV Lease and the Non-CPLV Lease will be structured as triple-net, with OpCo responsible for the maintenance and repair of the Facilities, with an adjustment for capital expenditures. OpCo will be required to expend $175.0 million in capital expenditures on an annual basis on the Facilities. Each year, PropCo will reimburse Opco for the lesser of (i) $78.0 million and (ii) 37.5% of all capital expenditures incurred by OpCo in such year. Such reimbursement will be reduced by 50% of excess cash flow generated in excess of $10.0 million from the Facilities in the prior year. The capital expenditure reimbursement amount will apply 75% to the Non-CPLV Lease and 25% to the CPLV Lease.

Subject to certain conditions, OpCo will be permitted to make any alterations and improvements, including materially altering a facility, expanding a facility or developing the undeveloped land leased pursuant to the lease, where the cost of such activity exceeds $50.0 million (such activity, a “Material Alteration”). PropCo has a right of first offer to provide the financing for any Material Alteration.

Other Terms

The Leases will contain various terms and conditions related to subleasing of properties from the Leases, insurance, casualty and condemnation, and other matters customary for leases of this type. OpCo also is subject to customary affirmative and negative covenants and events of default including certain events of cross default between the CPLV Lease and the Non-CPLV Lease. Among other remedies, PropCo will have the right to terminate the Leases during an event of default. The Leases also require OpCo, in the event of a termination of the Leases to provide certain transition services to PropCo in respect of the properties subject to the Leases for a limited time following such event. Rent will be allocated for tax purposes consistent with the safe harbor provided under Section 467 of the Internal Revenue Code of 1986, as amended, and accompanying regulations and the distribution requirements of the REIT, adjusted as provided in the term sheet for the Leases.

The Leases will contain a right of first refusal in favor of OpCo, pursuant to which CEC (or its affiliate) will have the right to lease (and a subsidiary of CEC will have the right to manage) any domestic (U.S.) gaming facility outside of Las Vegas, Nevada, proposed to be owned, operated or developed by PropCo that is not then subject to a pre-existing lease or management agreement in favor of a third-party operator that was not entered into in contemplation of such acquisition or development. OpCo’s right of first refusal will terminate if the MLSA (as defined below) has been terminated by PropCo or if CEC (or an affiliate thereof) is otherwise no longer responsible for management of the Facilities with PropCo’s consent.

The Leases will contain a right of first refusal in favor of PropCo, pursuant to which PropCo will have the right to own any domestic (U.S.) gaming facility outside of Las Vegas, Nevada, proposed to be owned, operated or developed by Opco that is not then subject to a pre-existing lease or management agreement in favor of a third-party operator that was not entered into in contemplation of such acquisition or development. PropCo’s right of first refusal will terminate if the MLSA (as defined below) has been terminated by PropCo or, with PropCo’s consent, CEC (or an affiliate thereof) is otherwise no longer managing the Facilities. If PropCo declines to exercise its right of first refusal, the Leases will provide for the establishment of a percentage rent floor applicable to any Non-CPLV Facilities with respect to which the new facility is located within a 30-mile radius of such Non-CPLV Facility and outside of Las Vegas, Nevada.

Management and Lease Support Agreement (“MLSA”)

Pursuant to the terms of the MLSA, (i) a wholly-owned subsidiary of CEC (the “Manager”) will manage the Facilities and (ii) CEC will guarantee the payment and performance of all the monetary obligations of OpCo under the Leases. The Manager will manage the Facilities on reasonable and customary terms acceptable to the parties to the MLSA that are no less favorable to OpCo than current practice. The Facilities will continue to have access to services provided by Caesars Enterprise Services, LLC, including use of the Total Rewards® program.

The MLSA will be coterminous with the Leases, and may not be terminated while the Leases are in effect without the consent of PropCo. If the MLSA is terminated, the Manager will continue to manage the Facilities (and the CEC guarantee of the Leases will remain in effect) during a post-termination management transition period.

The MLSA will contain covenants that will limit CEC’s ability (i) to sell certain assets and (ii) to pay dividends on or make other distributions in respect of its capital stock or make other restricted payments.

Debt Facilities

New First Lien OpCo Debt

OpCo will issue up to $1,188 million in principal amount of first lien debt with a six year term and interest at LIBOR plus 4.00% with a 1% LIBOR floor (the “New First Lien OpCo Debt”). The New First Lien OpCo Debt will consist of the OpCo Senior Secured Credit Facilities and the OpCo First Lien Notes (each as defined below):

OpCo Senior Secured Credit Facilities

OpCo will enter into a first lien credit agreement typical and customary for exit financing (the “OpCo First Lien Credit Agreement”) to govern the senior secured credit facilities (the “OpCo Senior Secured Credit Facilities”), which will consist of a senior secured term loan facility (the “OpCo First Lien Term Facility”) and, at OpCo’s option, may include a senior secured revolving credit facility in an aggregate principal amount not to exceed $200 million (the “OpCo Revolving Facility”). Commencing with the second full fiscal quarter ended after the closing date of the Restructuring (the “Closing Date”), the OpCo First Lien Term Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the OpCo First Lien Term Facility with the balance payable on the maturity date.

The OpCo Senior Secured Credit Facilities will allow OpCo to add additional revolving or term loan credit facilities (the “OpCo Incremental Facilities”) in an aggregate amount not to exceed the greater of (x) $150.0 million and (y) an aggregate principal amount of indebtedness that would not cause (i) in the case of debt incurred under the OpCo Incremental Facilities that is secured by pari passu liens on the OpCo Collateral (as defined below), the pro forma first lien net leverage ratio to exceed a ratio to be set on the Closing Date that is equal to a ratio that is 0.25x greater than the pro forma first lien net leverage ratio in effect on the Closing Date and (2) in the case of debt incurred under the OpCo Incremental Facilities that is secured by junior liens on the OpCo Collateral, the pro forma total secured net leverage ratio to exceed a ratio to be set on the Closing Date that is equal to a ratio that is 0.25x greater than the pro forma total secured net leverage ratio in effect on the Closing Date.

The OpCo Senior Secured Credit Facilities will require OpCo to prepay outstanding loans under the OpCo First Lien Term Facility and to make offers to purchase the OpCo First Lien Notes, on a ratable basis, subject to certain exceptions, with:

•	50% (which percentage will be reduced to 25% if the first lien net leverage ratio is less than or equal to 2.75 to 1.00 and to 0% if the first lien net leverage ratio is less than or equal to 2.25 to 1.00) of annual excess cash flow, as will be defined under the OpCo Senior Secured Credit Facilities;

•	100% of the net cash proceeds of certain non-ordinary course asset sales or certain casualty events, in each case subject to certain exceptions and provided that OpCo may reinvest (or commit to reinvest) those proceeds in the business within 12 months (and, if so committed to be reinvested, actually reinvest within three months after the end of such initial 12-month period) in assets to be used in its business, or certain other permitted investments; and

•	100% of the net cash proceeds of any issuance, offerings or placements of debt, other than proceeds from debt permitted under the OpCo Senior Secured Credit Facilities (unless otherwise provided as a condition to the incurrence thereof).

The OpCo Senior Secured Credit Facilities will be borrowed by OpCo and guaranteed by each existing and subsequently acquired or organized wholly owned domestic subsidiary of OpCo (the “OpCo Subsidiary Guarantors”), and will be secured by a pledge of substantially all the owned material assets of OpCo and each OpCo Subsidiary Guarantor, in each case whether owned on the Closing Date or thereafter acquired, in each case subject to exceptions (the “OpCo Collateral”).

The OpCo Senior Secured Credit Facilities will include negative covenants, subject to certain exceptions, restricting or limiting OpCo’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) enter into sale and lease-back transactions; (iv) make certain investments, loans and advances; (v) consolidate, merge, sell or otherwise dispose of all or any part of their assets or to purchase, lease or otherwise acquire all of the assets of any other person; (vi) pay dividends or make distributions or make other restricted payments; (vii) enter into certain transactions with their affiliates; (viii) engage in any business other than the business activity conducted at the Closing Date or business activities incidental or related thereto; (ix) amend or modify the articles or certificate of incorporation, by-laws and certain agreements or make certain payments or modifications of certain indebtedness; (x) make material modifications to the MLSA, Leases and other arrangements entered into in connection with the lease structure; and (xi) designate or permit the designation of any indebtedness as “Designated Senior Debt.” The OpCo First Lien Credit Agreement will also provide for events of default, which, if any of them occurs, would permit or require the principal, interest and any other monetary obligations under the OpCo Senior Secured Credit Facilities to be due and payable immediately.

OpCo First Lien Notes

The first lien notes to be issued by OpCo (the “OpCo First Lien Notes”) will be issued under an indenture (the “OpCo First Lien Indenture”) typical and customary in the case of first lien senior secured notes issued pursuant to an exit financing.

OpCo will be able to redeem the OpCo First Lien Notes at its option, in whole or part, at any time prior to the first anniversary of the Closing Date, at a price equal to 100% of the principal amount of the OpCo First Lien Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole” premium. In addition, at any time and from time to time on or before the first anniversary of the Closing Date, OpCo will be able to choose to redeem up to 35% of the original aggregate principal amount of the OpCo First Lien Notes in an amount equal to the amount of proceeds from an equity offering at a redemption price equal to par plus the coupon on such notes. After the first anniversary of the Closing Date, the OpCo First Lien Notes will be callable at par plus accrued interest plus a premium equal to 3.00%, which premium shall decline to 2.00% on the second anniversary of the Closing Date, to 1.00% on the third anniversary of the Closing Date and to 0% on the fourth anniversary of the Closing Date.

The OpCo First Lien Indenture will require OpCo to make an offer to repurchase the OpCo First Lien Notes on a ratable basis with the payment of the OpCo term loans under the OpCo First Lien Term Facility, subject to certain exceptions, with:

•	50% (which percentage will be reduced to 25% if the first lien net leverage ratio is less than or equal to 2.75 to 1.00 and to 0% if the first lien net leverage ratio is less than or equal to 2.25 to 1.00) of annual excess cash flow, as will be defined under the OpCo Senior Secured Credit Facilities;

•	100% of the net cash proceeds of certain non-ordinary course asset sales or certain casualty events, in each case subject to certain exceptions and provided that OpCo may reinvest (or commit to reinvest) those proceeds in the business within 12 months (and, if so committed to be reinvested, actually reinvest within three months after the end of such initial 12-month period) in assets to be used in its business, or certain other permitted investments; and

•	100% of the net cash proceeds of any issuance, offerings or placements of debt, other than proceeds from debt permitted under the OpCo First Lien Indenture (unless otherwise provided as a condition to the incurrence thereof).

The OpCo First Lien Notes will be senior secured obligations of OpCo and the OpCo Subsidiary Guarantors and will rank equally and ratably in right of payment with all existing and future senior obligations and senior to all future subordinated indebtedness. The OpCo First Lien Notes will be guaranteed on a senior secured basis by the OpCo Subsidiary Guarantors and secured by a first-priority security interest, pari passu with the OpCo Senior Secured Credit Facilities, subject to permitted liens, in the OpCo Collateral.

The OpCo First Lien Indenture will contain covenants that limit OpCo’s (and its restricted subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of their capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting their restricted subsidiaries; (vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; (viii) enter into certain transactions with their affiliates; and (ix) designate their subsidiaries as unrestricted subsidiaries. The OpCo First Lien Indenture will also provide for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding OpCo First Lien Notes to be due and payable immediately.

New Second Lien OpCo Debt

OpCo will issue up to $547 million in principal amount of second lien debt with a seven year term and interest at 8.5% (the “New Second Lien OpCo Debt”). The New Second Lien OpCo Debt will consist of a single tranche of notes (the “OpCo Second Lien Notes”) that will be issued under an indenture typical and customary in the case of second lien senior secured notes issued pursuant to an exit financing (the “OpCo Second Lien Indenture”).

OpCo will be able to redeem the OpCo Second Lien Notes at its option, in whole or part, at any time prior to the first anniversary of the Closing Date, at a price equal to 100% of the principal amount of the OpCo Second Lien Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole” premium. In addition, at any time and from time to time on or before the first anniversary of the Closing Date, OpCo will be able to choose to redeem up to 35% of the original aggregate principal amount of the OpCo Second Lien Notes in an amount equal to the amount of proceeds from an equity offering at a redemption price equal to par plus the coupon on such notes. After the first anniversary of the Closing Date, the OpCo Second Lien Notes will be callable at par plus accrued interest plus a premium equal to 3.00%, which premium shall decline to 2.00% on the second anniversary of the Closing Date, to 1.00% on the third anniversary of the Closing Date and to 0% on the fourth anniversary of the Closing Date.

The OpCo Second Lien Notes will be senior secured obligations of OpCo and the OpCo Subsidiary Guarantors and will rank equally and ratably in right of payment with all existing and future senior obligations and senior to all future subordinated indebtedness. The OpCo Second Lien Notes will be guaranteed on a senior secured basis by the OpCo Subsidiary Guarantors and secured by a second-priority security interest, junior to the OpCo Senior Secured Credit Facilities and the OpCo First Lien Notes, subject to permitted liens, in the OpCo Collateral.

The OpCo Second Lien Indenture will contain covenants that limit OpCo’s (and its restricted subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of their capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting their restricted subsidiaries; (vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; (viii) enter into certain transactions with their affiliates; and (ix) designate their subsidiaries as unrestricted subsidiaries. The OpCo Second Lien Indenture will also provide for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding OpCo Second Lien Notes to be due and payable immediately.

New First Lien PropCo Debt

PropCo will issue $2,392 million in principal amount of first lien debt with a five year term and interest at LIBOR plus 3.5% with a 1% LIBOR floor (the “New First Lien PropCo Debt”). The New First Lien PropCo Debt will consist of PropCo Senior Secured Credit Facilities and PropCo First Lien Notes (each as defined below):

PropCo Senior Secured Credit Facilities

PropCo will enter into a first lien credit agreement typical and customary for exit financing (the “PropCo First Lien Credit Agreement”) to govern the senior secured credit facilities (the “PropCo Senior Secured Credit Facilities”), which will consist of a senior secured term loan facility (the “PropCo First Lien Term Facility”) and, at PropCo’s option, may include a senior secured revolving credit facility (the “PropCo Revolving Facility”). Commencing with the second full fiscal quarter ended after the Closing Date, the PropCo First Lien Term Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the PropCo First Lien Term Facility with the balance payable on the maturity date.

The PropCo Senior Secured Credit Facilities will require PropCo to make customary asset sale mandatory pre-payments and excess cash flow mandatory prepayments (commencing with the first full fiscal year of PropCo after the Closing Date, and subject to a minimum threshold to be agreed), on terms and conditions to be set forth in the PropCo Senior Secured Credit Facilities. Such mandatory pre-payments will be made ratably between the loans under the PropCo First Lien Term Facility and to make offers to purchase the PropCo First Lien Notes.

The PropCo Senior Secured Credit Facilities will be borrowed by PropCo and guaranteed by each existing and subsequently acquired or organized wholly owned domestic subsidiary of PropCo (the “PropCo Subsidiary Guarantors”), and will be secured by a pledge of substantially all the owned material assets of PropCo and each PropCo Subsidiary Guarantor, in each case whether owned on the Closing Date or thereafter acquired, in each case subject to exceptions (the “PropCo Collateral”).

The PropCo Senior Secured Credit Facilities will include negative covenants, subject to certain exceptions, restricting or limiting PropCo’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) enter into sale and lease-back transactions; (iv) make certain investments, loans and advances; (v) consolidate, merge, sell or otherwise dispose of all or any part of their assets or to purchase, lease or otherwise acquire all of the assets of any other person; (vi) pay dividends or make distributions or make other restricted payments; (vii) enter into certain transactions with their affiliates; (viii) engage in any business other than the business activity conducted at the Closing Date or business activities incidental or related thereto; (ix) amend or modify the articles or certificate of incorporation, by-laws and certain agreements or make certain payments or modifications of certain indebtedness; (x) make material modifications to the MLSA, Leases and other arrangements entered into in connection with the lease structure; and (xi) designate or permit the designation of any indebtedness as “Designated Senior Debt.” The PropCo First Lien Credit Agreement will also provide for events of default, which, if any of them occurs, would permit or require the principal, interest and any other monetary obligations under the PropCo Senior Secured Credit Facilities to be due and payable immediately.

PropCo First Lien Notes

The first lien notes to be issued by PropCo (the “PropCo First Lien Notes”) will be issued under an indenture (the “PropCo First Lien Indenture”) typical and customary in the case of first lien senior secured notes issued pursuant to an exit financing.

PropCo will be able to redeem the PropCo First Lien Notes at its option, in whole or part, at any time prior to the first anniversary of the Closing Date, at a price equal to 100% of the principal amount of the PropCo First Lien Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole” premium. In addition, at any time and from time to time on or before the first anniversary of the Closing Date, PropCo will be able to choose to redeem up to 35% of the original aggregate principal amount of the PropCo First Lien Notes in an amount equal to the amount of proceeds from an equity offering at a redemption price equal to par plus the coupon on such notes. After the first anniversary of the Closing Date, the PropCo First Lien Notes will be callable at par plus accrued interest plus a premium equal to 3.00%, which premium shall decline to 2.00% on the second anniversary of the Closing Date, to 1.00% on the third anniversary of the Closing Date and to 0% on the fourth anniversary of the Closing Date.

The PropCo First Lien Indenture will require PropCo to make an offer to repurchase the PropCo First Lien Notes, on a ratable basis with the prepayment of PropCo term loans under the PropCo First Lien Term Facility, subject to certain exceptions, with excess cash flow (subject to a minimum threshold) and net cash proceeds of certain non-ordinary course asset sales, in each case as on terms and conditions to be set forth in the PropCo First Lien Indenture.

The PropCo First Lien Notes will be senior secured obligations of PropCo and the PropCo Subsidiary Guarantors and will rank equally and ratably in right of payment with all existing and future senior obligations and senior to all future subordinated indebtedness. The PropCo First Lien Notes will be guaranteed on a senior secured basis by the PropCo Subsidiary Guarantors and secured by a first-priority security interest, pari passu with the PropCo Senior Secured Credit Facilities, subject to permitted liens, in the PropCo Collateral.

The PropCo First Lien Indenture will contain covenants that limit PropCo’s (and its restricted subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of their capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting their restricted subsidiaries; (vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; (viii) enter into certain transactions with their affiliates; and (ix) designate their subsidiaries as unrestricted subsidiaries. The PropCo First Lien Indenture will also provide for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding PropCo First Lien Notes to be due and payable immediately.

New Second Lien PropCo Debt

PropCo will issue $1,425 million in principal amount of second lien debt with a six year term and interest at 8.0% (the “New Second Lien OpCo Debt”). The New Second Lien OpCo Debt will consist of a single tranche of notes (the “PropCo Second Lien Notes”) that will be issued under an indenture typical and customary in the case of second lien senior secured notes issued pursuant to an exit financing (the “PropCo Second Lien Indenture”).

PropCo will be able to redeem the PropCo Second Lien Notes at its option, in whole or part, at any time prior to the third anniversary of the Closing Date, at a price equal to 100% of the principal amount of the PropCo Second Lien Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole” premium. In addition, at any time and from time to time on or before the third anniversary of the Closing Date, PropCo will be able to choose to redeem up to 35% of the original aggregate principal amount of the PropCo Second Lien Notes in an amount equal to the amount of proceeds from an equity offering at a redemption price equal to par plus the coupon on such notes. After the third anniversary of the Closing Date, the PropCo Second Lien Notes will be callable at par plus accrued interest plus a premium equal to one-half the coupon on such notes, which premium shall decline ratably on each anniversary of the Closing Date thereafter to zero on the date that is two years prior to the maturity date.

The PropCo Second Lien Notes will be senior secured obligations of PropCo and the PropCo Subsidiary Guarantors and will rank equally and ratably in right of payment with all existing and future senior obligations and senior to all future subordinated indebtedness. The PropCo Second Lien Notes will be guaranteed on a senior secured basis by the PropCo Subsidiary Guarantors and secured by a second-priority security interest, junior to the PropCo Senior Secured Credit Facility and the PropCo First Lien Notes, subject to permitted liens, in the PropCo Collateral.

The PropCo Second Lien Indenture will contain covenants that limit PropCo’s (and its restricted subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of their capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting their restricted subsidiaries; (vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; (viii) enter into certain transactions with their affiliates; and (ix) designate their subsidiaries as unrestricted subsidiaries. The PropCo Second Lien Indenture will also provide for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding PropCo Second Lien Notes to be due and payable immediately.

CPLV Debt

Caesars Palace Las Vegas (“CPLV”) will issue $2,600 million in debt. No less than $2,000 million of such debt will be sold to third party investors for cash proceeds (“CPLV Market Debt”). Any remaining debt up to $600 million will constitute “CPLV Mezzanine Debt”. The weighted average yield on the CPLV Market Debt and CPLV Mezzanine Debt will be capped such that the annual debt service shall not exceed $130 million, with the cap increased by $2 million for every $100 million of CPLV Mezzanine Debt that is converted into PropCo equity in connection with the Restructuring. The terms of the CPLV Market Debt will depend on market conditions at the time of issuance and there can be no assurance that the CPLV Market Debt can be issued on terms satisfactory to PropCo or at all.

The CPLV Mezzanine Debt will have a six year term and an interest rate of 8% (which may be increased if the principal amount of CPLV Mezzanine Debt is decreased, up to a maximum of 13%). The CPLV Mezzanine Debt will be based on customary documentation for commercial real estate mezzanine financings. Subject to customary exceptions, the CPLV Mezzanine Debt will be secured on a first-priority basis by a pledge of the equity interests of the subsidiary (or subsidiaries) that own CPLV.

The CPLV Mezzanine Debt will include negative covenants, subject to certain exceptions, restricting or limiting the ability to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) enter into sale and lease-back transactions; (iv) make certain investments, loans and advances; (v) consolidate, merge, sell or otherwise dispose of all or any part of assets or to purchase, lease or otherwise acquire all of the assets of any other person; (vi) pay dividends or make distributions or make other restricted payments; (vii) enter into certain transactions with affiliates; (viii) engage in any business other than the business activity conducted at the Closing Date or business activities incidental or related thereto; (ix) make material modifications to the MLSA, Leases and other arrangements entered into in connection with the lease structure; and (x) amend or modify the articles or certificate of incorporation, by-laws and certain agreements or make certain payments or modifications of certain indebtedness. The CPLV Mezzanine Debt will also provide for events of default, which, if any of them occurs, would permit or require the principal, interest and any other monetary obligations on all then outstanding CPLV Mezzanine Debt to be due and payable immediately.

Backstop Agreement

The Parties agreed on slightly revised terms to the backstop agreement, including, among other things, to extend from December 24, 2014 to December 29, 2014, the date by which any holder of the First Lien Notes may sign the RSA and have the option to elect to join the backstop for the $300 million of preferred equity of PropCo, as previously disclosed by CEC and CEOC on December 24, 2014.

The foregoing description of the Additional Term Sheets does not purport to be complete and is qualified in its entirety by reference to the Additional Term Sheets, which are filed as Exhibit 10.1 hereto and incorporated herein by reference.

Additional Agreements

The RSA provides that CEC, its affiliates and other parties will receive full releases in return for contributions to be made to CEOC in connection with the Restructuring, including cash, the guaranty of lease payments, a backstop without fee of the sale of OpCo and PropCo equity, the right of first refusal to purchase certain properties and the provision of management services without fee. CEC and CEOC have agreed that, depending upon the valuation of CEC’s contributions by CEOC’s financial advisor, CEC may be required to make additional contributions of value to CEOC that may be material in return for releases. There are no assurances that the RSA will become effective or that the Restructuring will be completed on the terms contemplated or at all.

Forward-Looking Statements

This filing contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “contemplated,” “might,” “expect,” “intend,” “could,” “would” or “estimate,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements and are found at various places throughout this Form 8-K. These forward-looking statements, including, without limitation, those relating to the Restructuring, wherever they occur in this filing, are based on CEC management’s current expectations about future events and are necessarily estimates reflecting the best judgment of management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in CEC’s reports filed with the SEC (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the ability to retain key employees during the Restructuring;

•	the effects of CEOC’s bankruptcy filing on CEOC and its subsidiaries and affiliates, including CEC, and the interests of various creditors, equity holders and other constituents;

•	the event that the RSA may not be consummated in accordance with its terms, or persons not party to the RSA may successfully challenge the implementation thereof;

•	the effect of bankruptcy court rulings in the Chapter 11 cases and the outcome of such cases in general;

•	the length of time CEOC will operate in the Chapter 11 cases or CEOC’s ability to comply with the milestones provided by the RSA;

•	risks associated with third party motions in the Chapter 11 cases, which may hinder or delay CEOC’s ability to consummate the Restructuring as contemplated by the RSA;

•	the potential adverse effects of Chapter 11 proceedings on CEOC’s liquidity or results of operations;

•	the impact of CEOC’s substantial indebtedness and the restrictions in CEOC’s debt agreements that might limit CEOC’s ability to negotiate and complete the Restructuring;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation, including but not limited to, the assertion and outcome of litigation or other claims that may be brought against CEC and CEOC by certain creditors, some of whom have notified CEC and CEOC of their objection to various transactions undertaken by CEC and CEOC in 2013 and 2014;

•	CEOC’s significant liquidity requirements and substantial levels of indebtedness;

•	increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates in connection with the Restructuring;

•	economic, business, competitive, and/or regulatory factors affecting the businesses of CEOC and its subsidiaries and affiliates, including CEC, generally;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming industry in particular;

•	changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines, and fines of courts, regulators, and governmental bodies;

•	the effects of competition, including locations of competitors, competition for new licenses and operating and market competition;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	access to insurance on reasonable terms for CEC and CEOC’s assets; and

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. CEC undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description

10.1	Additional Term Sheets, dated December 28, 2014, to Restructuring Support and Forbearance Agreement, dated as of December 19, 2014, among Caesars Entertainment Operating Company, Inc., on behalf of itself and the subsidiary loan parties party thereto, Caesars Entertainment Corporation, LeverageSource III (H Holdings), L.P., LeverageSource V, L.P. and each of the holders of First Lien Bond Claims party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: December 29, 2014	By:	/s/ SCOTT E. WIEGAND
		Name:	Scott E. Wiegand
		Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Additional Term Sheets, dated December 28, 2014, to Restructuring Support and Forbearance Agreement, dated as of December 19, 2014, among Caesars Entertainment Operating Company, Inc., on behalf of itself and the subsidiary loan parties party thereto, Caesars Entertainment Corporation, LeverageSource III (H Holdings), L.P., LeverageSource V, L.P. and each of the holders of First Lien Bond Claims party thereto.